Exhibit 10.7

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Mortgage Guarantee Contract of Equipment

Mortgagee (Party A): 1. [***]; 2. [***]

Mortgagor (Party B): Xiangyang Yazhi New Energy Automobile Co., Ltd.

Whereas both Party A and Party B have entered into multiple agreements including the Project Entry Agreement and Supplementary Agreement to the Project Entry Agreement, Loan Agreement, Promissory Note, Commitment Letter, Creditor’s Rights Investment Agreement, and Guarantee Letter from 2016 to the present, agreeing that Party A shall lend a total of RMB 694,598,000 to Party B, with the loan interest and rates to be separately negotiated by both parties.

To ensure the realization of the principal of RMB 694,598,000 lent by Party A to Party B and the related interest debt, Party B is willing to use its machinery and equipment, for which it has the right to dispose, as collateral. Party A agrees to accept Party B’s machinery and equipment as mortgage collateral. To clarify the rights and obligations of both Party A and Party B, both parties, on the principle of equality and voluntariness, agree to establish this contract regarding the mortgage of machinery and equipment, and to jointly abide by it.

Article 1 Collateral

1.1 The machinery and equipment used as collateral by Party B are currently located within Party B’s company premises. Details of the collateral are outlined in the collateral details table.

1.2 The provisional value of the above-mentioned collateral provided by Party B is RMB ____/____ (Chinese Yuan in words), and its final value shall be based on the net value obtained from the actual disposal of the collateral when the mortgage right is realized.

Article 2 Scope of Mortgage Guarantee

2.1 The scope of mortgage guarantee includes the principal creditor’s rights, interest (interest and rates to be separately agreed upon by Party A and Party B), liquidated damages, compensation, and all expenses incurred in realizing the creditor’s rights, with an amount of RMB 694,598,000 (including but not limited to litigation costs, notarization fees, arbitration fees, lawyer representation fees, property preservation fees, travel expenses, execution fees, appraisal fees, auction fees, etc.).

2.2 Party A may request Party B to fulfill the debt obligations at any time. When the debtor fails to fulfill its obligations, regardless of whether Party B provides other guarantees to Party A, Party A has the right to directly request Party B to assume the guaranteed responsibility within the scope of the guarantee.

Article 3 Period of Mortgage Guarantee: From the date of signing this contract to the date when Party A requests Party B to fulfill the debt obligations, a period of five years shall apply.

Article 4 Party B guarantees that the ownership of the aforementioned machinery and equipment is clear. In the event of property rights disputes or creditor’s rights disputes, Party B shall be responsible for resolving and bear the liability. Party B shall compensate for any economic losses caused to Party A as a result.

Article 5 During the mortgage period, Party B shall bear the obligation of maintenance and conservation for the mortgaged machinery and equipment, ensuring that the mortgaged machinery and equipment remain intact, and shall accept inspections and supervision by Party A at any time.

If Party B causes damage to the collateral due to improper use during the mortgage period, Party A has the right to request that Party B repair the damage or provide new collateral approved by Party A. If Party B fails to meet the above conditions, Party A has the right to request early repayment of the principal and interest by Party B.

Article 6 During the mortgage period, Party B shall not transfer or sell the mortgaged machinery and equipment without authorization, nor shall it create additional mortgages. Any such actions without the written consent of Party A shall be deemed invalid.

Article 7 During the mortgage period, if Party B faces significant risks that may lead to cessation of production or other operational difficulties, Party A has the right to request early exercise of the mortgage right and disposal of the collateral.

Article 8 Party A and Party B hereby declare: the effectiveness of this contract is independent of the agreement on the principal loan of RMB 694,598,000. If the agreement on the principal loan is invalid, it shall not affect the effectiveness of this mortgage contract.

Article 9 After the signing of this contract, when Party A handles the mortgage registration procedures with the relevant machinery and equipment mortgage registration authority, Party B shall unconditionally cooperate actively.

Article 10 After this contract comes into effect, neither Party A nor Party B may unilaterally change or terminate the contract. If it is necessary to change or terminate this contract, it shall be agreed upon by both parties through consultation and reached in a written agreement. Prior to reaching such an agreement, all articles of this contract shall remain valid.

Article 11 In the event of a dispute during the execution of this contract, Party A and Party B shall attempt to resolve it through negotiation. If negotiation fails, either party may bring a lawsuit to the competent court where Party A is located.

Article 12 This contract shall come into effect after being signed and sealed by both parties.

Article 13 This contract is made in five copies, with each party holding two copies and one copy retained by the relevant authority.

Party A (Signature & Seal):	[***]

Seal of [***]

[***]

Seal of [***]

Party B (Signature & Seal):	Xiangyang Yazhi New Energy Automobile Co., Ltd.

Seal of Xiangyang Yazhi New Energy Automobile Co., Ltd.

Contract Signing Date: June 20, 2023